UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Mad Catz Interactive, Inc. (the “Company”) held an Annual and Special Meeting of Shareholders on August 20, 2012. The matters voted upon at the meeting included: (a) the election of four directors to the Company’s Board of Directors, (b) the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm and Auditor and the authorization of the Board of Director to approve the Independent Registered Public Accounting Firm and Auditor’s remuneration, (c) the approval of a resolution confirming By-Law Number 4 (other than the elimination of the second or ‘casting’ vote in favor of the chairman of the meeting of the Board of Directors of the Company) as the new general by-law of the Company and (d) the approval of a resolution confirming Section 4.17 of By-Law Number 4. The votes cast with respect to these matters were as follows:

Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
Thomas R. Brown	10,322,788	1,731,871	33,797,916
Robert J. Molyneux	9,795,430	2,259,229	33,797,916
Darren Richardson	10,646,276	1,408,383	33,797,916
William Woodward	9,525,417	2,529,242	33,797,916

Appointment of KPMG LLP as our Independent Registered Public Accounting Firm and Auditor and the authorization of the Board of Directors to approve the Independent Registered Public Accounting Firm and Auditor’s remuneration:

Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
45,274,260	578,315	0

Approval of a resolution confirming By-Law Number 4 (other than the elimination of the second or ‘casting’ vote in favor of the chairman of the meeting of the Board of Directors of the Company) as the new general by-law of the Company:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Voting to Abstain	Number of Broker Non-Votes
9,131,263	1,801,222	1,122,174	33,797,916

Approval of a resolution confirming Section 4.17 of By-Law Number 4:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Voting to Abstain	Number of Broker Non-Votes
9,038,580	1,895,063	1,121,016	33,797,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2012	MAD CATZ INTERACTIVE, INC.

	By:	/s/ ALLYSON EVANS
Name: Allyson Evans
Its: Chief Financial Officer